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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): July 17, 2001



                           BENTON OIL AND GAS COMPANY
             (Exact name of registrant as specified in its charter)



   DELAWARE                          1-10762                     77-0196707
(State or other                    (Commission                 (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)



                           15835 Park Ten Place Drive
                                    Suite 115
                              Houston, Texas 77084
             (Address of principal executive offices, with zip code)



     Registrant's telephone number, including area code:   (281) 579-6700


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ITEM 5.  OTHER EVENTS.

         On July 17, 2001, Benton Oil and Gas Company (the "Company") issued a news release with respect to the termination of the previously announced exchange offer and consent solicitation, a copy of which is attached hereto as Appendix A, and incorporated herein by this reference.



                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 18th day of July, 2001.

                           BENTON OIL AND GAS COMPANY


                           By:       /s/ Steven W. Tholen
                              ----------------------------------
                                    Steven W. Tholen,
                                    Senior Vice President & CFO


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                                   APPENDIX A

[BENTON OIL AND GAS COMPANY LOGO]



                           BENTON OIL AND GAS COMPANY
               ANNOUNCES TERMINATION OF SENIOR NOTE EXCHANGE OFFER
                            AND CONSENT SOLICITATION



(For Immediate Release)
HOUSTON - July 17, 2001 - Benton Oil and Gas Company (NYSE:BNO) today announced it has withdrawn the offer to exchange units for any and all of its outstanding 11 5/8% senior notes due 2003. All senior notes previously tendered and not withdrawn will be promptly returned to the tendering holder. Benton has also announced that it has terminated its solicitation of consents from holders of its 9 3/8% senior notes due 2007 to amend the indenture governing those notes.

         However, the Company intends to solicit consents from holders of both the 11 5/8% senior notes due May 2003 and its 9 3/8% senior notes due November 2007 to amend certain covenants in the respective indentures governing the notes to enable Arctic Gas Company, a nonconsolidated subsidiary of Benton, to incur nonrecourse debt to fund its oil and gas development program over the next 18 to 24 months. Arctic Gas holds interests in significant undeveloped oil, natural gas liquids and natural gas in Russia. Benton owns 60 percent of Arctic Gas, of which 31 percent is subject to sale and transfer restrictions.

         Benton Oil and Gas Company President and Chief Executive Officer, Dr. Peter J. Hill, said, "We believe the terms of exchange offer made to the holders of the May 2003 senior notes were in the best interest of the bondholders and other Benton stakeholders. However, it became clear, after exhaustive negotiations, that the majority of the bondholders would not exchange their notes for notes of a longer maturity on economic terms which were acceptable to the Company. Our plans remain undeterred. We will continue to execute our strategy of aggressively reducing our cost structure, optimizing capital expenditures, and increasing the value and production from all of our assets. These actions will benefit all of our various stakeholders."

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         Benton Oil and Gas Company, headquartered in Houston, Texas, is an independent oil and gas exploration and development company with principal operations in Venezuela and Russia. Additional information about the Company can be found at the Company's web site: www.bentonoil.com.

         This press release may contain "Forward-Looking Statements" within the meaning of Section 27A if the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this release may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from the Company's expectations due to changes in operating performance, project schedules, oil and gas demands and prices, and other technical and economic factors.

Contact:

Benton Oil and Gas Company, Houston
Steven W. Tholen, 281/578-8020



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